AMENDED AND RESTATED BY-LAWS

OF

INTERNATIONAL SILVER, INC.

AN ARIZONA CORPORATION

(AS ADOPTED ON NOVEMBER 12, 2007)

ARTICLE I

OFFICES

SECTION 1. PRINCIPAL OFFICE. The principal office of the Company within the State of Arizona shall be located in Tucson, Arizona.

SECTION 2. OTHER OFFICES. The principal place of business of this Corporation shall be in Tucson, Arizona, or such other place in Arizona as the Board of Directors may from time to time select. The Board of Directors may select where and any and all business of the Company may be transacted, and meetings of the Stockholders and Directors may be held thereat, with the same effect as though done or held at the principal office.

ARTICLE II

MEETINGS OF STOCKHOLDERS

SECTION 1. ANNUAL MEETINGS. The annual meeting of the stockholders shall be held in Tucson, Arizona or at such other place in Arizona or elsewhere in the United States as the Board of Directors shall determine in advance of such meeting and upon proper notice to stockholders, at a time prescribed by the Board of Directors, for the election of directors and for the transaction of such other business as may properly come before said meeting.

SECTION 2. SPECIAL MEETINGS. Special meetings of the stockholders shall be held in Tucson, Arizona, or at such other place as shall be specified or fixed in a notice thereof. Such meetings of the stockholders may be called at any time by the President or by the Board of Directors, or a majority thereof, and shall be called on the written request of the holders of record of at least one-fourth of the numbers of shares of the Company then outstanding and entitled to vote, which written request shall state in general terms the object of such meeting.

SECTION 3. NOTICE OF MEETING. A written or printed notice of each annual or special meeting of the stockholders of the Company, signed by the President, Vice-president, Secretary or Treasurer, which shall state the time, place and purpose of such meeting, shall be delivered either personally or by mail, not less than ten (10) nor more than forty (40) days before the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, with postage thereon prepaid, directed to the stockholder at his address as it appears on the stock transfer books of the Company. Any stockholder may at any time, by a duly signed statement in writing to that effect, waive any statutory or other notice of any meeting, whether such statement be signed before or after such meeting.

SECTION 4. CHAIRMAN OF THE MEETING. The President, or in his absence, a Vice President, or in his absence, the Secretary shall preside at all meetings of the stockholders; and in the absence of the President, Vice Presidents and Secretary, the Board of Directors may appoint any officer of the Company or stockholder to act as chairman of the meeting.

SECTION 5. SECRETARY OF THE MEETING. The Secretary of the Company shall act as secretary of all meetings of the stockholders; and, in his absence, the chairman may appoint any person to act as secretary of the meeting.

SECTION 6. QUORUM. At all stockholders' meetings the presence, in person or by proxy, of the holders of a majority of the outstanding stock entitled to vote shall be necessary to constitute a quorum for the transaction of business. If less than said number of the outstanding shares are represented at the meeting, a majority of the shares so represented may adjourn the meeting to a future date at which a quorum shall be represented and the Secretary shall thereupon give at least three (3) days' notice by mail to each stockholder entitled to vote who was absent from such meeting.

SECTION 7. PROXIES. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Company before or at the time of the meeting. No proxy shall be valid after six months from the date of its execution, unless otherwise expressly provided in the proxy.

SECTION 8. MODE OF VOTING. At all meeting of shareholders, a shareholder may note in person or by proxy in writing, dated and executed by the shareholder or his attorney in fact. The cumulative voting provisions provided by Arizona law shall apply to election of directors. In all other matters, the affirmative note of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders.

SECTION 9. VOTING STOCKHOLDERS. At all meetings of stockholders, every registered owner of shares entitled to vote, as provided in Section 7 of this Article II, may vote in person or by proxy; but, nevertheless, subject to the provisions of SECTION 11 of this ARTICLE II, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at the meeting of stockholders.

SECTION 10. VOTING OF CERTAIN SHARES. Shares of its own stock belonging to the Company shall not be voted directly or indirectly at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

SECTION 11. ACTION BY SHAREHOLDERS WITHOUT A MEETING

Any action which may be taken at a meeting of the shareholders may also be taken without a meeting if consents in writing, setting forth the action so taken, are signed by all of the shareholders entitled to vote with respect to the subject matter thereof. A resolution in writing signed by all of the shareholders shall have the same force and effect as if unanimously passed at a meeting of the shareholders duly convened and held.

ARTICLE III

DIRECTORS

SECTION 1. DUTIES OF DIRECTORS. The Board of Directors shall have the control and general management of the affairs, property and business of the Company. Such directors shall in all cases act as a Board, regularly convened, by a majority, and they may adopt such rules and regulations for the conduct of their meetings and the management of the Company, as they may deem proper, not inconsistent with these Bylaws and the laws of the State of Arizona.

SECTION 2. NUMBER. The affairs and business of the Company shall be managed by a Board of not less than one (1) person, nor more than seven (7) persons. The number of director to serve on the Board shall be fixed by the Board of Directors form time to time.

SECTION 3. ELECTION. The directors of the Company shall be elected at the annual meeting of stockholders, except as hereinafter otherwise provided for filling vacancies. Each director shall hold office for a term of one year and until his successor shall have been duly chosen and shall have qualified, or until his death, or until he shall resign or shall have been removed in the manner hereinafter provided.

SECTION 4. VACANCIES IN THE BOARD. Whenever any vacancy shall occur in the Board of Directors, by reason of death, resignation, or increase in the number of directors or otherwise, it may be filled by a majority of the remaining directors, though less than a quorum, for the balance of the term except that, in the case of an increase in the number of directors, such vacancy may be filled only until the next annual meeting of stockholders, at which time the vacancy shall be filled by vote of the stockholders.

SECTION 5. MEETINGS.

(a) Annual Meetings: The annual meeting of the Board of Directors shall be held within ten (10) days after the date upon which the annual stockholders meeting is held for the purpose of the organization of the Board and election or appointment of officers for the ensuing year and for the transaction of such other business as may conveniently and properly be brought before such meeting. The exact time and place of such meeting shall be contained within the notice of said meeting.

(b) Regular Meetings: Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors shall from time to time by resolution prescribe and when so resolved no further notice of such regular meetings need be given.

(c) Special Meetings: Special meetings of the Board of Directors may be called by order of the Chairman of the Board, the President, or by the directors constituting not less than one half of the entire board. The person or persons authorized to call special meetings of the directors may fix the time and place for holding any special meeting of the directors called by them. The person or persons calling the meeting shall cause reasonable notice to be given to each director of the time, place, and purpose or purposes of each special meeting by mailing, emailing, facsimile, or other reasonable means.

In addition, the Board of Directors may meet to transact business at any time and place without notice, provided that every member of the Board shall be present, or that any member or members not present shall either before or after such meeting, waive notice thereof in writing.

(d) PLACE OF MEETING. Meetings of the Board of Directors, regular or special, may be held either within or out of the state of Arizona, and may be held by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to these bylaws shall constitute attendance at such meeting.

SECTION 6. CHAIRMAN. The Chairman of the Board of Directors shall preside at all directors' meetings. In his absence, the President shall preside, or a Vice President, in the absence of the President.

SECTION 7. QUORUM AND MANNER OF ACTING. A majority of the directors shall constitute a quorum for the transaction of business at any meeting and the act of a majority of the directors present at any such meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum the majority of the directors present may adjourn any meeting from time to time until a quorum is present. Notice of any adjourned meeting need not be given. The directors shall act only as a board and the individual directors shall have no power as such.

SECTION 8. WAIVER OF NOTICE. Notice of any directors’ meeting may be waived in writing signed by the director so waiting such notice. Attendance by a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 9. ACTION BY DIRECTORS WITHOUT A MEETING. Any action which may be taken at a meeting of the Board of Directors may also be taken without a meeting if consents in writing, setting forth the action so taken, are signed by all of the directors. A resolution in writing signed by all of the directors shall have the same force and effect as if unanimously passed at a meeting of the Board of Directors duly convened and held.

SECTION 10. VACANCIES. In case of a vacancy in the Board of Directors by death, resignation, removal, failure to comply or otherwise, the remaining directors by an affirmative note of the majority thereof, or the sole remaining director, shall elect a successor to fill the vacancy, and the new director will serve the unexpired term of his predecessor until his success is elected and qualified.

SECTION 11. RESIGNATION. Any director of the Board of Directors may resign at any time by giving written notice to the Board of Directors or to the President and Secretary of the corporation. The resignation of any director shall take effect at the time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 12. REMOVAL OF DIRECTORS. Any one or more of the directors may be removed either with or without cause, at any time, by a vote of the stockholders holding a majority of the stock and at any special meeting called for that purpose.

SECTION 13. VOTING. At all meetings of the Board of Directors, each director shall have one vote.

SECTION 14. FEES. The directors shall receive such compensation for their services as directors and as members of any committee appointed by the Board as may be prescribed by the Board of Directors and shall be reimbursed by the Company for ordinary and reasonable expenses incurred in the performances of their duties.

SECTION 15. CONFLICTS OF INTEREST. No contract of other transaction between the corporation and one of more of its directors or any other corporation, firm, association of entity in which one or more of its directors are directors or officers or are financially interested, shall be void of voidable because of such interest or because such director or Directors or directors are present at the meeting of the Board of Directors which authorizes, approves or ratifies such contract or transaction because such interested directors’ votes are counted for such purpose, if the fact of such interest is disclosed or known to the Board of Directors which authorizes, approves or ratifies the contract of transaction by a vote or consent without counting the votes or consents of such interested director(s), or the fact of such interest is disclosed or known the shareholders entitles to vote and they authorize, approve or ratify such contract or transaction is fair and reasonable to the corporation at the time the contract or transaction is authorized, approved or ratified, in the light of the circumstances known to those entitled to vote thereon at the time.

SECTION 16. INDEMNIFICATION. The Company shall indemnity each director or officer and former director or officer, his heirs, administrators and executors, against all judgments, claims, liabilities, penalties, costs and expenses, including legal fees, imposed upon or reasonably incurred by him in connection with any claim, action, suit or proceeding, or the settlement or compromise thereof (other than amounts paid to the Company itself), in which claim, action, suit or proceeding he may be involved by reason of his being or having been a director or officer of the Company acting within the scope of his duties as such, or by reason of his being or having been, at the request of the Company, a director or officer of any other corporation of which the Company is a stockholder or creditor; provided, however, that such indemnification is dependent upon a good faith determination by a majority of a disinterested quorum of the Board of Directors, or, if there be no such disinterested quorum, then a majority of a committee of two (2) appointed by the stockholders, that such person seeking indemnification did not act, fail to act or refuse to act, willfully or with gross negligence or with fraudulent criminal intent with regard to the matter involved in the action. The foregoing right of indemnification is not exclusive of other rights to which any director or officer may be or become entitled by law, vote of stockholders or otherwise.

ARTICLE IV

COMMITTEES

SECTION 1. EXECUTIVE COMMITTEE. The Board of Directors may appoint from among its members an Executive Committee of not less than one (1) nor more than four (4) members, one of whom shall be the President, and shall designate one of such members as Chairman. The Board may also designate one or more of its members as alternates to serve as a member or members of the Executive Committee in the absence of a regular member or members. The Board of Directors reserves to itself alone the power to declare dividends, issue stock, recommend to stockholders any action requiring their approval, change the membership of any committee, fill vacancies therein, and discharge any committee either with or without cause at any time. Subject to the foregoing limitations, the Executive Committee shall possess and exercise all other powers of the Board of Directors during the intervals between meetings.

SECTION 2. OTHER COMMITTEES. The Board of Directors may also appoint from among its own members such other committees as the Board may determine, including a nominating committee, audit committee, corporate governance committee, which shall have such powers and duties as shall from time to time be prescribed by the Board.

SECTION 3. APPROVAL OF THE BOARD. A majority of the members of any committee may fix its rules of procedure. All action by any committee shall be reported to the Board of Directors at a meeting succeeding such action and shall be subject to revision, alteration and approval by the Board of Directors; provided that no rights or acts of third parties shall be affected by any such revision or alteration.

ARTICLE V

OFFICERS

SECTION 1. NUMBER. The officers of the Company shall be a Chairman of the Board of Directors, a President, a Secretary and a Treasurer, and such other officers, including one or more Vice Presidents, as the Board of Directors may from time to time elect. An officer need not be a director nor a shareholder of the corporation. One person may hold the office and perform the duties of one or more of said officers, except those of President and Vice President, and except those of President or Vice President and Secretary.

SECTION 2. ELECTION; TERM OF OFFICE; QUALIFICATION AND VACANCIES. The officers of the Company shall be chosen by the Board of Directors and they shall be elected annually at the first meeting of the Board of Directors held after each annual meeting of the stockholders, except as hereinafter otherwise provided for filling vacancies. Each office shall hold his office until his successor shall have been duly chosen and shall have qualified, or until his death, or until he shall resign or shall have been removed in the manner hereinafter provided.

The Board of Directors may remove any officer at any time, with or without cause, by a majority of those present. All vacancies in any office shall be filled by the Board of Directors without undue delay, at any regular meeting, or at a meeting specially called for that purpose.

SECTION 3. CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors shall preside at all directors ' meetings and shall perform such other duties and services as may be assigned to him from time to time by the Board of Directors.

SECTION 4. THE PRESIDENT The President shall be the chief executive officer of the Company and shall have general supervision over the business of the Company and over its several officers, subject to the control of the Board of Directors. He may sign certificates for shares of the Company; he may sign checks drawn against the Company's Bank Account; he may sign and execute in the name of the Company, deeds, mortgages, bonds, contracts or other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Company; and in general, he shall perform all duties incident to the duties of President and such other duties as from time to time may be assigned to him by the Board of Directors.

SECTION 5. VICE-PRESIDENTS. A designated Vice-President shall in the absence of the President or in the incapacity of the President, or as ordered by the Board of Directors, perform the duties of the President or such other duties or functions as may be given to him by the Board of Directors from time to time. The Vice-Presidents, in the order designated by the Board of Directors, shall perform the duties of President in the absence or incapacity of the President. Each Vice-President shall have such powers and discharge such duties as may be assigned to him by the Board of Directors from time to time.

SECTION 6. TREASURER. The Treasurer shall: (a) keep a full and accurate account of receipts and disbursements belonging to the corporation; (b) deposit all monies and other valuables in the name of the corporation in such depositories or safe deposit boxes as may be designated by the Board of Directors; (c) submit a report of the finances of the corporation, whenever requested by the President or by the Board of Directors; (d) submit a similar report at each annual meeting; and (e) in general, perform all related duties as may be assigned by the President of the Board of Directors.

SECTION 7. SECRETARY. The Secretary shall keep the minutes of the meetings of the Board of Directors and also the minutes of the meetings of stockholders; he shall attend to the giving and serving of all notices of the Company, and shall affix the seal of the Company to all certificates of stock, when signed and countersigned by the duly authorized officers; he may sign or countersign all checks, drafts and orders for the payment of money; he shall have charge of the certificate book and such other books and papers as the Board may direct; he shall keep a stock book containing the names, alphabetically arranged, of all persons who are stockholders of the Company, showing their places of residence, the number of shares of stock held by them respectively, the time when they respectively became the owners thereof, and the amount paid thereon; and he shall, in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

SECTION 8. OTHER OFFICERS. The Board of Directors may authorize and empower other persons or other officers appointed by it to perform the duties and functions of the officers specifically designated above by special resolution in each case.

SECTION 9. SALARIES. Salaries of the officers shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Company.

ARTICLE VI

CAPITAL STOCK

SECTION 1. CERTIFICATES FOR SHARES. Certificates for shares of the Company shall be in such form as shall be approved by the Board of Directors. The certificates shall be numbered in the order of their issue, shall be signed by the President or the Vice-President and by the Secretary or by such other persons or officer as may be designated by the Board of Directors; provided, however, that no certificates shall be both signed and countersigned by the same person; and the seal of the Company shall be affixed thereto or printed thereon.

SECTION 2. TRANSFER OF STOCK. The stock of the Company shall be assignable and transferable on the books of the Company only by the person in whose name it appears on said books, or his legal representatives. In case of transfer by attorney, the power of attorney, duly executed and acknowledged, shall be deposited with the Secretary. In all cases of transfer the former certificate must be surrendered and canceled before a new certificate will be issued. No transfer shall be made upon the books of the Company within ten (10) days preceding the annual meeting of the stockholders.

SECTION 3. REGULATIONS. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with these By-Laws or with the Articles of Incorporation of the Company, concerning the issue, transfer and registration of certificates for shares of the Company, including the issuance of additional stock, preferred as to dividends or assets, in accordance with authority granted in the Articles of Incorporation and By-Laws. It may appoint a transfer agent or a registrar of transfers or both, and it may require all certificates to bear the signature of either or both.

ARTICLE VII

DIVIDENDS

If the Board of Directors in its judgment determines that the affairs of the Company render such action proper or advisable, the Board may, from time to time, declare, and the Company may pay, dividends on its outstanding shares of record, in the manner and upon the terms and conditions provided by law and by the Company 's Articles of Incorporation and bylaws.

ARTICLE VIII

EXECUTION OF CORPORATE INSTRUMENTS

All checks or other orders of the Company drawn upon any bank account of the Company, and any and all other instruments or documents in connection with or pertaining to any such bank account, shall be signed and executed in the manner prescribed in the resolutions of the Board of Directors designating the said Bank as a depository of the Company. All other contracts or instruments in writing which obligate or bind the Company shall be made in the name of the Company and shall be signed by the President and attested to by the Secretary. By special resolution of the Board of Directors any other officer or officers of the Company may be designated to sign or countersign any particular contract or instrument.

ARTICLE X

FISCAL YEAR

The fiscal year of the Company shall end on the 31st day of December of each year.

ARTICLE XI

AMENDMENTS

The Board of Directors shall have the power to add, amend or repeal any provision of these By-Laws by the vote of a majority of all of the directors at any regular or special meeting of the Board, provided that a statement of the proposed action shall have been included in the notice or waiver of notice of such meeting of the Board.

THESE AMENDED AND RESTATED BYLAWS ARE HEREBY ADOPTED THIS ___ DAY OF NOVEMBER 2007.